Exhibit 5.1


                                January 18, 1996




          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Judiciary Plaza
          Washington, D.C.


          Ladies and Gentlemen:

                    I am Senior Vice President, Assistant Secretary and Legal Counsel of First Western Bancorp, Inc., a Pennsylvania corporation ("First Western"), and in such capacity I have acted as counsel to First Western in connection with the Registration Statement on Form S-8 (the "Registration Statement") that is being filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering an aggregate of 150,000 shares (the "Shares") of First Western's Common Stock, par value $5.00 per share (the "Common Stock"), which may be issued to certain key officers of First Western upon the exercise of options granted pursuant to the First Western Bancorp, Inc. Incentive Stock Option Plan for Key Officers (the "Plan").

               In such capacity I have reviewed the Registration Statement and the Plan, the corporate documents of First Western, the corporate proceedings of First Western with respect to authorization and approval of the Plan and the proposed issuance, and such other documents and records as I have deemed necessary as a basis for my opinion set forth below.

               Based on the foregoing, I am of the opinion that:

               (a) First Western is duly incorporated and validly existing under the laws of the Commonwealth of Pennsylvania and has an authorized capital consisting of 20,000,000 shares of Common Stock, and 4,000,000 shares of Preferred Stock, without par value.

               (b) The Shares have been duly authorized and reserved for issuance pursuant to the Plan, and the Shares, when so issued, will be validly issued, fully paid and nonassessable.
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               I hereby consent to the filing of this opinion as Exhibit
          5.1 to the Registration Statement and to the reference to me in the Registration Statement under the heading "Interest of Named Experts and Counsel."

					Very truly yours,



					/s/ Thomas S. Mansell
					---------------------
					THOMAS S. MANSELL
					Senior Vice President
					Assistant Secretary & Legal
						Counsel